SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2025

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Common Stock, $2.00 par value	UNB	Nasdaq Stock Market
(Title of class)	(Trading Symbol)	(Exchanges registered on)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 19, 2025, the Audit Committee of the Board of Directors of Union Bankshares, Inc. (the “Company”) approved the dismissal of Berry, Dunn, McNeil & Parker, LLC, the Company’s independent registered public accounting firm, effective as of November 19, 2025. Concurrently, the Board approved the engagement of BDMP Assurance, LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025. BDMP Assurance, LLP is a licensed CPA firm registered with the PCAOB, owned by certain partners of Berry, Dunn, McNeil & Parker, LLC.

The reports of Berry, Dunn, McNeil & Parker, LLC on the Company’s financial statements for the fiscal years ending December 31, 2023 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the dismissal, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Berry, Dunn, McNeil & Parker, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berry, Dunn, McNeil & Parker, LLC, would have caused it to make reference to the subject matter thereof in connection with its reports on the financial statements for such years, and (ii) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Berry, Dunn, McNeil & Parker, LLC with a copy of the disclosures made in this Current Report on Form 8-K and has requested that Berry, Dunn, McNeil & Parker, LLC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through November 19, 2025, neither the Company nor anyone on the Company’s behalf consulted with BDMP Assurance, LLP with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by BDMP Assurance, LLP to the Company that BDMP Assurance, LLP concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).

Item 8.01 Other Events.
Amendment of Insider Trading Policy
On November 19, 2025, the Union Bankshares, Inc. Insider Trading Policy was updated to reflect the following:
•Designee role: In addition to the Chief Executive Officer and the Compliance Officer, a designee is now able to notify directors and senior officers regarding the blackout period.
•Blackout periods and trading windows: The amended policy replaces the quarterly blackout period start date from the 15th day to the 20th day of the last month of each fiscal quarter.
The changes take effect immediately. A copy of the updated Insider Trading Policy is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Appointment of Subsidiary Director
On November 19, 2025, the Board of Directors of Union Bank, a wholly owned subsidiary of Union Bankshares, Inc., appointed Walter B. Frame III, age 60, to the Board of Union Bank. Walter is currently the Chief Operating Officer at von Trapp Family Lodge & Resort in Stowe, Vermont and previously served as Vice President and Director of Real Estate Development at Spruce Peak Realty, LLC (AIG Global Real Estate) for the periods 2003-2011, also in Stowe, Vermont. His experience with financial and operational roles in hospitality and property management within the Bank's local markets will add valuable insight to the Board of Union Bank.

Item 9.01. Financial Statements and Exhibits.
d) Exhibits:

16.1	Letter from Berry, Dunn. McNeil & Parker, LLC to the U.S. Securities and Exchange Commission dated November 19, 2025.
99.1	Union Bankshares, Inc. Insider Trading Policy dated November 19, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

November 19, 2025	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

November 19, 2025	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

16.1	Letter from Berry, Dunn. McNeil & Parker, LLC to the U.S. Securities and Exchange Commission dated November 19, 2025.

99.1	Union Bankshares, Inc. Insider Trading Policy dated November 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)